UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 23, 2021
Date of Report (date of earliest event reported)

Steel Connect, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35319		04-2921333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2000 Midway Ln	Smyrna	Tennessee	37167
(Address of Principal Executive Offices)			(Zip Code)
(914) 461-1276
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STCN	Nasdaq Capital Market
Rights to Purchase Series D Junior Participating Preferred Stock	--	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on June 2, 2021, the Board of Directors of Steel Connect, Inc. (the “Company”) approved a Competitive Improvement Plan (“CIP”) for its subsidiary Instant Web LLC d/b/a IWCO Direct (“IWCO Direct”). This plan addresses the changing requirements of the customers and markets IWCO Direct serves and the current competitive landscape. The CIP seeks to expand IWCO Direct’s marketing services capabilities, and upgrade its production platform to new digital and inserting technology, while reducing its overall production costs to enhance its competitive pricing capabilities. As part of the CIP, IWCO Direct announced on August 23, 2021 that it will be optimizing its manufacturing footprint by closing IWCO Direct’s Little Falls, Minnesota facility. The facility is expected to close in January of 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 23, 2021	Steel Connect, Inc.

	By:	/s/ Jason Wong
Name: Jason Wong
Title: Chief Financial Officer